Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contact:	Investor Relations
Paul A. Brown, M.D, Founder & Chairman	Scott Liolios or Ron Both
Stephen J. Hansbrough, President & CEO	Liolios Group, Inc.
HearUSA, Inc	info@liolios.com
(561) 478-8770	(949) 574-3860

HEARUSA REPORTS RECORD THIRD QUARTER 2007 RESULTS

Net Revenues Reach Fourth Consecutive Record Quarter High

Net Revenues at $26.9 Million, up 22% vs. Year Ago Quarter

Net Income at Record $488,000 or $0.01 per share

Net Income from Operations at Record $2.5 million or 9.3% of Revenues

West Palm Beach, Fla. -- November 13, 2007 -- HearUSA, Inc. (AMEX: EAR), a leading provider of hearing care through a fully integrated and professionally accredited system of hearing care centers, reported financial results for the third quarter ended September 29, 2007.

Net revenues totaled a record $26.9 million, an increase of 8% from $24.9 million in the previous quarter and an increase of 22% from $22.0 million in the comparable quarter of the previous year. This fourth consecutive quarter of record net revenues was attributable to a combination of hearing centers acquired within the last 12 months and organic growth of 7% for the quarter.

Income from operations was a record $2.5 million or 9.3% of revenues, as compared to $810,000 or 3.0% of revenues in the previous quarter and $405,000 or 1.8% of net revenues a year ago. These substantially improved results come very close to the company’s stated long term objective for income from operations to be in the range of 10% to 12%. It should be noted that income from operations includes a one-time charge of $282,000 related to employee severance applicable to the third quarter.

The net income applicable to common stockholders for the third quarter was a record $488,000 or $0.01 per share, as compared to a net loss of $3.4 million or $0.09 per share in the previous quarter and net loss of $1.7 million or $0.05 per share in the comparable quarter of the previous year.

HearUSA acquired eight hearing care centers during the quarter, with combined estimated trailing twelve-month ("TTM") revenues of $2.8 million. This brings the total number of acquisitions for the first nine months of 2007 to 14, with combined estimated TTM revenues of $6.9 million. At the end of the quarter, the company had 12 letters of intent for the acquisition of an additional 17 centers with approximately $7.8 million TTM revenues.

“A combination of healthy organic growth and our continued aggressive acquisition program led to a record quarter for both revenues and income for HearUSA,” said Stephen J. Hansbrough, president and CEO. “We are especially pleased with the strong organic growth we enjoyed in the quarter as it reflects both the success of the Don Shula marketing campaign and our continued position as the provider of choice for hearing care to the nation’s top managed healthcare organizations.”

“It’s also important to note that this quarter, while a record in net income, still does not reflect the positive impact of our previously announced plan to reduce corporate expenses by more than $1 million by the end of the third quarter,” added Hansbrough. “This quarter’s performance keeps us on track to meet or exceed our stated goals for 2007, which include both improved profitability and an increase in net revenues of 15-20% over last year”.

Conference Call

The company will hold a conference call later today to discuss its third quarter financial results. President and CEO Stephen J. Hansbrough and Executive Vice President and CFO Gino Chouinard will host the presentation, which will be followed by a question and answer period.

Date: Tuesday, November 13, 2007

Time: 4:30 pm Eastern (1:30 pm Pacific)

Toll Free Dial-In Number: 1-877-407-9210

International/Toll Dial-in Number: 1-201-689-8049

Conference ID Number: 261662

Internet Simulcast: http://www.vcall.com/IC/CEPage.asp?ID=123001

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at (949) 574-3860.

A replay of the call will be available later that evening and accessible until November 27, 2007.

Toll-free Replay Number: 1-877-660-6853

International/Toll Replay Number: 1-201-612-7415

Conference ID Number: 261662; Account Number: 286

Internet Replay: http://www.vcall.com/IC/CEPage.asp?ID=123001

About HearUSA

HearUSA, Inc. provides hearing care to patients primarily through more than 175 company-owned hearing care centers, which offer a complete range of quality hearing aids with an emphasis on the latest digital technology. HearUSA Centers are located in California, Florida, New York, New Jersey, Massachusetts, Ohio, Michigan, Missouri and the province of Ontario, Canada. The company also derives revenues from its HearUSA Hearing Care Network, comprised of over 1,600 affiliated audiologists in 49 states, as well as its website that enables online purchases of hearing related products, such as batteries, hearing aid accessories and assistive listening devices. For further information, click on "investor information" at the HearUSA website: www.hearusa.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995, including those concerning the company being on track to meet or exceed the stated goals for 2007 including improved profitability and an increase in net revenues of 15-20% over 2006. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Potential risks and uncertainties include such factors as successful implementation of the company’s acquisition program; integration of the newly acquired centers and maintenance of revenue levels from those centers; the company’s ability to maintain cost controls and limit expenses; the successful implementation of the Siemens agreements; the ability of the company to maintain unit sales of Siemens hearing aids; market demand for the company’s goods and services; changes in the pricing environment; general economic conditions in those geographic regions where the company’s centers are located; the impact of competitive products; and other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission, including the company’s Form 10-K for the fiscal year ended December 30, 2006.

HearUSA, Inc.

Consolidated Balance Sheets

(unaudited)

	September 29,	December 30,
ASSETS	2007	2006
	(Dollars in thousands)
Current assets
Cash and cash equivalents	$ 3,526	$ 2,326
Accounts and notes receivable, less allowance for
doubtful accounts of $505,497 and $434,098	8,851	7,591
Inventories	2,209	2,371
Prepaid expenses and other	986	1,400
Deferred tax asset	78	67
Total current assets	15,650	13,755
Property and equipment, net	4,176	3,878
Goodwill	57,465	50,970
Intangible assets, net	15,766	13,592
Deposits and other	705	876
Restricted cash and cash equivalents	209	205
Total Assets	$ 93,971	$ 3,276

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$ 11,016	$ 10,463
Accrued expenses	2,929	2,509
Accrued compensation	3,069	2,826
Current maturities of long-term debt	6,471	8,391
Current maturities of convertible subordinated notes, net of debt discount of $1,263,003 in 2006	-	2,487
Current maturities of subordinated notes, net of debt discount of $134,169 and $452,228	1,845	1,308
Dividends payable	34	34
Minority interest in net income of consolidated joint venture, currently payable	820	633
Total current liabilities	26,184	28,651
Long-term debt	37,252	28,599
Deferred income taxes	5,948	5,234
Convertible subordinated notes, net of debt discount of $217,923 in 2006	-	2,282
Subordinated notes, net of debt discount of $60,123 in 2006	-	1,480
Warrant liability	-	110
Total long-term liabilities	43,200	37,705
Commitments and contingencies	-	-

Stockholders’ equity
Preferred stock (aggregate liquidation preference $2,330,000, $1 par, 7,500,000 shares authorized)
Series H Junior Participating (none outstanding)	-	-
Series J (233 shares outstanding)	-	-
Total preferred stock	-	-

Common stock: $.10 par; 75,000,000 shares authorized 37,870,451 and 32,029,750 shares issued	3,787	3,203
Stock subscription	(412)	(412)
Additional paid-in capital	132,499	123,972
Accumulated deficit	(112,977)	(109,521)
Accumulated other comprehensive income	4,175	2,163
Treasury stock, at cost: 523,662 common shares	(2,485)	(2,485)
Total Stockholders’ Equity	24,587	16,920
Total Liabilities and Stockholders’ Equity	$ 93,971	$ 83,276

HearUSA, Inc.

Consolidated Statements of Operations

Three Months Ended September 29, 2007 and September 30, 2006

(unaudited)

	September 29,	September 30,
	2007	2006
	(Dollars in thousands, except per share amounts)

Net revenues
Hearing aids and other products	$ 25,050	$ 20,519
Services	1,812	1,523
Total net revenues	26,862	22,042

Operating costs and expenses
Hearing aids and other products	6,807	6,491
Services	499	511
Total cost of products sold and services	7,306	7,002
Center operating expenses	12,585	10,598
General and administrative expenses	3,890	3,540
Depreciation and amortization	572	497
Total operating costs and expenses	24,353	21,637
Income from operations	2,509	405
Non-operating income (expenses):
Gain from insurance proceeds	-	146
Interest income	21	19
Interest expense	(1,330)	(1,638)
Income (loss) before income tax expense and minority interest in income of consolidated joint venture	1,200	(1,068)
Income tax expense	(284)	(257)
Minority interest in income of consolidated joint venture	(394)	(322)
Net income (loss)	522	(1,647)
Dividends on preferred stock	(34)	(34)
Net income (loss) applicable to common stockholders	$ 488	$ (1,681)

Net income (loss) applicable to common stockholders per common share – basic	$ 0.01	$ (0.05)
Net income (loss) applicable to common stockholders per common share –diluted	$ 0.01	$ (0.05)

Weighted average number of shares of common stock outstanding – basic	37,950	32,260
Weighted average number of shares of common stock outstanding – diluted	46,415	32,260

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